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                                  Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of June 1, 1998 by and between PACE MEDICAL, INC., a Massachusetts corporation with a usual place of business at 391 Totten Pond Road, Waltham, Massachusetts (the "Company"), and RALPH E. HANSON of Arlington, Massachusetts (the "Employee").

     WHEREAS, the Company wishes to assure itself of the Employee's services in the capacity and during the periods specified herein; and

     WHEREAS, the Employee wishes to enter into an Employment Agreement with the Company upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

     1. The Company hereby employs the Employee and the Employee hereby accepts employment by the Company for the period June 1, 1998 through May 31, 2001, subject to the terms and conditions hereinafter set forth.

     2. The Employee will serve the Company as its President and Chief Executive Officer. Nothing contained herein shall limit the right of the Employee to engage in personal investments and other activities to the extent they do not interfere with the Employee's performance under this Agreement. The Company shall have no interest in any of the benefits generated by any of said investments or other activities.

     3. For the services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee such rate of salary as shall be fixed, from time to time, by the Board of Directors of the Company, but in no event less than One Hundred Twenty-five Thousand Dollars ($125,000.00) per year payable in equal installments, such installments to be paid monthly or more frequently. The Employee shall be entitled to such fringe benefits as are generally made available to employees of the Company and shall be entitled to reimbursement of all reasonable out-of-pocket expenses actually incurred by him on behalf of the Company.

     4. During the Employee's period of employment, or at any time thereafter, he will not reveal to any person unless authorized in writing by the Company, or use against the best interests of the Company any information concerning the Company's inventions, trade secrets, processes and in general any of its business affairs of a confidential nature.

     5. The Employee will disclose to the Company all inventions, discoveries,


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and improvements which he may make during his employment by the Company, whether during working hours or at any other time, and he will, on demand, assign to the Company all of his interests and do any acts which the Company may consider necessary to secure to it or to its successors or assigns any and all rights relating to such inventions, discoveries, and improvements, including patents in the United States and foreign countries.

     6. The Employee agrees that so long as he is employed by the Company and for a period of six months thereafter, he will not in the United States or Canada, engage in any competitive activities (as hereafter defined) with the Company, or any successor or assign of the Company, nor will he own or control an interest (other than as a holder of a non-controlling investment in a company whose securities are listed on a national stock exchange or quoted in the Nasdaq National Market) in any entity which engages or will engage in such competitive activities. As used herein, "competitive activities" shall mean the manufacturer, sale or service of (a) cardiac pacers or (b) any other product or product line manufactured by the Company, sales from which other product or product line constitute 25% or more of the gross revenues of the Company during its current or any of its preceding two fiscal years. It is expressly covenanted and agreed that in the event of breach by the Employee of any of the covenants herein contained damage suffered by the Company will be extremely difficult to ascertain and the remedy at law for any breach or threatened breach will be by its nature inadequate; therefore, in the event of breach, in addition to such other remedies which may be provided by law, the Company (or any successor to the Company) shall be entitled to injunctive and other appropriate equitable relief and shall be entitled to the same in any court of competent jurisdiction.

     7. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns including without limitation any successor who acquires all or substantially all of the assets of the Company.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                        PACE MEDICAL, INC.

                                        By /s/ Drusilla F. Hays
                                          ---------------------------------
                                           Drusilla F. Hays, Vice President

                                           /s/ Ralph E. Hanson
                                          ---------------------------------
                                           Ralph E. Hanson - Employee




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